CERTAIN CONFIDENTIAL PORTIONS HAVE BEEN REDACTED FROM THIS EXHIBIT BECAUSE THEY ARE BOTH (i) NOT MATERIAL AND (ii) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT HAS BEEN OMITTED HAD BEEN IDENTIFIED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[*****]”.

Exhibit 10.3

Convertible Note Agreement

(the "Agreement")

dated	26 July 2021

between	AC Immune SA
EPFL Innovation Park, bâtiment B 1015 Lausanne Switzerland

hereinafter: "ACIU" and the "Company"

and	FCPB Affi GmbH
Freihamer Strasse 2 82166 Gräfelfing Germany

(hereinafter the "Investor")

concerning	a convertible note issued by the Company that is convertible into ACIU shares upon terms and conditions set out herein (the "Note")

Convertible Note July 2021 AC Immune SA – FCBP Affi GmbH

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Recitals

A)	ACIU is a stock corporation incorporated under the laws of Switzerland, registered under CHE-109.878.825 in the commercial register of the Canton of Vaud, with its seat in Ecublens (VD), with a fully paid in share capital of CHF 1'537'748.98 divided into 76'887'449 registered shares with a nominal value of CHF 0.02/share (each an "ACIU Share" or a "Share").

B)	The ACIU Shares are currently listed on NASDAQ under the ticker “ACIU”.

C)	The Articles of Association of ACIU contain in Art. 3b a provision authorizing the ACIU board of directors (the "ACIU Board") to issue bonds or similar debt instruments convertible into a maximum of 4'578'047 ACIU Shares. Subparagraph 2 of this provision holds that subscription rights and advance subscription rights of ACIU shareholder can be excluded by the ACIU Board, inter alia in order to finance or re-finance an acquisition.

D)	ACIU is entering into concurrently with the signing of this Agreement an asset purchase agreement with Affiris AG ("Affiris"), a stock corporation incorporated under the laws of Austria, registered (the "APA"). Under this Agreement, ACIU is purchasing from Affiris research and development programs conducted by or on behalf of Affiris for products against alpha-synuclein and amyloid-beta, to be used alone or in combination with other targets (the "Purchased IP Rights").

E)	ACIU currently intends to use the proceeds from this offering to strategically invest in research and clinical development of current and/or additional pipeline candidates and its technology platforms.

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1	Commitment of the Investor

1	Pursuant to the terms and subject to the conditions contained herein, the Investor irrevocably commits to purchase from ACIU, at the same day the APA is closed (the "Closing Date"), a convertible note for a purchase price of USD$ 12,500,000, as further described herein.

2	Characteristics of the Note

2	The Note shall have the following terms and conditions:

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Principal Amount	(see Section 3 below)
Interest	0%
Repayment date if not converted	26 July 2022 (the "Repayment Date")
Conversion Price	USD$ 8.26 per ACIU Share (the "Original Conversion Price"). Any share price movement in ACIU Shares will not affect the number of shares to be delivered by ACIU at Closing, unless the 1 day VWAP per ACIU Share on the day before the Closing Date exceeds US$ 9.18. In such a case, the delta between the 1 day VWAP per ACIU Share and USD$ 9.18 shall be added to USD$ 8.26 (the "Adjusted Conversion Price", the Original Conversion Price, or in case of an adjustment, the Adjusted Conversion Price, the "Conversion Price")
Investor's ability to force conversion	any time until 10 calendar days prior to the Repayment Date by giving notice hereunder to ACIU (the "Investor Conversion Period")
ACIU's ability to force conversion	any time until 10 calendar days prior to the Repayment Date (the "ACIU Conversion Period", together with the Investor Conversion Period, the "Conversion Period")
Source of ACIU Shares	Conditional Capital as per Art. 3b of ACIU's Articles of Association (with the option of ACIU to deliver a part or all of the Shares from treasury Shares)
Security	None
Ranking of ACIU Shares issued upon conversion	The newly issued ACIU shares rank pari passu with all existing shares and have the same dividend rights as all other ACIU shares issued
Ranking	Subordinated in case of bankruptcy
Applicable law	Swiss
Jurisdiction	Zurich

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CERTAIN CONFIDENTIAL PORTIONS HAVE BEEN REDACTED FROM THIS EXHIBIT BECAUSE THEY ARE BOTH (i) NOT MATERIAL AND (ii) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT HAS BEEN OMITTED HAD BEEN IDENTIFIED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[*****]”.

3	Note Purchase Price

3	The purchase price for, and principal amount of, the Note shall be USD$ 12,500,000 (the "Purchase Price" and "Principal Amount").

4	The Purchase Price shall be paid on the Closing Date (as further defined herein) by Bank transfer to the following account of ACIU or to any other account designated by ACIU (incl. direct payment to the account of the Seller under the APA):

Bank Name:	[*****]
Account no.:	[*****]
BIC/SWIFT:	[*****]
IBAN:	[*****]

4	Conditionality and Relationship of this Agreement to the APA

5	Utilization of the proceeds from the issuance of the Note by ACIU and payment from the Investor of the Purchase Price to ACIU shall be subject only to a written confirmation (e-mail with a PDF scan of such confirmation shall be sufficient) by ACIU that either (i) all conditions for the closing of the APA (except for the payment of the purchase price, if relevant) are fulfilled or waived or (ii) that the closing of the APA has occurred.

5	Conversion

6	The parties may only convert the entire Principal Amount. Partial conversion of the Note is not permitted.

7	In case of a conversion by either the Investor or ACIU (which has to be made substantially in the form of Annex 1 in case of a conversion declared by the Investor and in the form of Annex 2 in case of a conversion declared by ACIU), the outstanding Principal Amount hereunder shall be converted into such number of ACIU Shares as is determined by dividing (x) Principal Amount, by (y) the Conversion Price (rounded down to the nearest whole ACIU Share). The date of any Conversion Notice is referred to herein as the "Conversion Date". For the request of the conversion to be valid, the Conversion Date must be within the relevant Conversion Period.

8	Provided that the relevant delivery address or account information is available to the Company, the Company will deliver to the Investor not later than ten trading days after the Conversion Date (or after such date that the relevant delivery address or account information is available to the Company), a number of ACIU Shares calculated pursuant to the immediately preceding paragraph via book-entry-only delivery in uncertified form on the books of the Company’s transfer agent.

9	ACIU shall be entitled to deliver newly issued ACIU Shares or treasury ACIU Shares.

Convertible Note July 2021 AC Immune SA – FCBP Affi GmbH

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6	Repayment of the Note

10	If the Note is not converted during the Conversion Period, it shall be repaid on the Repayment Date.

7	Ranking/Subordination

11	The Note shall rank pari passu with all other debt of the Company except that, in case of bankruptcy proceedings (Konkursverfahren) or any form of composition with creditors (Nachlassverfahren) in relation to ACIU, the Note will be subordinated to the claims of all unsubordinated creditors of ACIU so that in any such event no amounts shall be payable in respect of the Note until the claims of all unsubordinated creditors of ACIU shall have first been satisfied in full and the Investor shall not be entitled to, and shall not, argue or vote as creditor of ACIU or its estate that the Note ranks or be treated senior, pari passu or otherwise in competition with any creditors the claims of which are senior to the Note.

8	Representations and Warranties of ACIU

12	The Issuer represents and warrants to the Investor (to the extent not otherwise specified as of the date of this Agreement and if so specified as of the Closing Date only) that upon conversion of the Note, the ACIU Shares rank pari passu in all re-spects with all other issued ACIU Shares existing on the date of this Agreement.

13	Except as expressly set forth in this Section 8, ACIU makes no representation or warranty, express or implied, in connection with ACIU or any of its assets, liabilities or operations or any other fact. Without limiting the foregoing, ACIU, in particular, does not make and has not made any representation or warranty with regard to its business, financial situation, technology, product development, valuation or future prospects.

9	Representations and Warranties of the Investor

14	The Investor represents and warrants to ACIU (to the extent not otherwise specified as of the date of this Agreement and as of the Closing Date) that:

a)	the Investor has the funds available to fund the Purchase Price for the Note;

b)	the Investor is an "accredited investor" within the meaning of Regulation D of the United States Securities Act of 1933, as amended (the “Securities Act”);

c)	the Investor understands that (i) the ACIU Shares issuable hereunder will be issued in a transaction not involving any public offering within the meaning of the Securities Act and that such ACIU Shares have not been registered

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under the Securities Act, (ii) such ACIU Shares may not be resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act, except (x) to the Company or a subsidiary thereof, (y) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (z) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (x), (y) and (z), in accordance with any applicable securities laws of the states and any other jurisdiction, and (iii) such ACIU Shares shall be subject to a legend to such effect (provided that such legends will be eligible for removal upon compliance with the relevant resale provisions of Rule 144 promulgated under the Securities Act).

10	Covenants of ACIU

15	The Investor may request that ACIU remove, and ACIU agrees to authorize the removal of any legend from the Note or ACIU Shares issued upon conversion thereof (and deliver or cause to be delivered to the transfer agent any required legal opinion) following any sale of the Note or such ACIU Shares pursuant to Rule 144 under the Securities Act, including following the expiration of the six-month holding requirement under subparagraphs (b)(1)(i), (c)(1) and (d) thereof. Further, ACIU agrees to promptly authorize the removal of any legend from the Note or ACIU Shares if such Note or ACIU Shares are eligible for sale under Rule 144 following the expiration of the one-year holding requirement under subparagraphs (b)(1)(i) and (d) thereof. Following the time a legend is no longer required for the Note or ACIU Shares, ACIU will promptly, but in any event not later than five business days following the delivery by the Investor to ACIU or ACIU’s transfer agent of a request to remove any restrictive and other legend from such Note or ACIU Shares, cause the transfer agent to remove such legend from such Notes or ACIU Shares and make the corresponding book entry adjustments.

11	Covenants of the Investor

16	The Investor covenants with the Issuer as follows:

a)	The Investor hereby undertakes to observe, and to procure that its beneficial owners observe, respectively, the disclosure requirements for significant shareholdings in accordance with the applicable securities and corporate laws and any other requirements imposed by applicable laws or regulations in connection with the issuance of the Note or the ownership or entitlement to the ACIU Shares.

b)	The Investor undertakes not to take any action, and to procure that none of its affiliates or any person acting on its behalf takes any action, in any jurisdiction that would constitute a public offering of any Shares or Offered Shares pursuant to any applicable law or regulation.

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12	Publication and Disclosure

17	The Investor understands and agrees that ACIU will publicly announce the fact that this Agreement has been entered into by the Issuer and the Investor.

18	It is understood and agreed by the parties that the Investor shall be solely responsible to comply with any disclosure and notification obligations it may have under any applicable securities laws, exchange regulations or similar laws or regulations as a result of entering into this Agreement, and the Investor undertakes to comply with such obligations, if any.

13	Miscellaneous

19	No amendment may be made to this Agreement without the prior written consent of ACIU.

20	Neither party may assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other party.

14	Termination

21	In case of termination of the APA in accordance with section 8.4 of the APA, this Agreement shall also be terminated, and all provisions of this Agreement shall cease to be effective except for Section 12 to 15.

15	Applicable Law and Jurisdiction

22	This Agreement shall be governed by and construed in accordance with the substantive laws of Switzerland (i.e. without regard to conflict of laws rules).

23	All disputes arising out of or in connection with this Agreement shall be submitted to the exclusive jurisdiction of courts of the City of Zurich (Zurich 1), Switzerland, and, to the extent this can be determined by the parties, the Commercial Court of the Canton of Zurich.

Signatures on the following pages

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Signatures

AC Immune SA

Name: Andrea Pfeifer Title: CEO and Member of the Board of Directors Place: Lausanne	Name: Martin Velasco Title: Vice-President of the Board of Directors Place: Lausanne

FCPB Affi GmbH

Name: Title: Place:	Name: Title: Place:

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ANNEX 1

(To be executed by the Investor to convert the Note)

To: AC Immune SA, attn: [], EPFL Innovation Park, bâtiment B, 1015 Lausanne, Switzerland

Re:    Convertible note (the "Note") issued by AC Immune SA to [Investor] on or about [__________] 2021 (the "Convertible Note Agreement") in the principal amount of [___________] (the "Principal Amount"). Terms not defined in this letter shall have the meaning ascribed to them in the Convertible Note Agreement.

The undersigned hereby elects to convert the entire Principal Amount into ACIU Shares according to the conditions of the Convertible Note Agreement. The undersigned will pay all transfer taxes payable with respect to the issuance of the ACIU Shares and is delivering herewith such certificates and opinions as reasonably requested by AC Immune SA in accordance therewith. No fee will be charged to the Investor for any conversion, except for such transfer taxes, if any.

Address to which shares should be delivered or account and DTC participation information for DWAC:

[Insert Address]/DTC participation information for DWAC]

[Investor]

Name:	Name:
Title:	Title:

Convertible Note July 2021 AC Immune SA – FCBP Affi GmbH

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ANNEX 2

(To be executed by the Company to convert the Note)

To: [Investor], [Address]

Re:    Convertible note (the "Note ") issued by AC Immune SA to [Investor] on or about [__________] 2021 (the "Convertible Note Agreement") in the principal amount of [___________] (the "Principal Amount"). Terms not defined in this letter shall have the meaning ascribed to them in the Convertible Note Agreement.

The undersigned hereby declares to convert the entire Principal Amount into ACIU Shares according to the conditions of the Convertible Note Agreement. No fee will be charged to the Investor for any conversion, except for transfer taxes, if any.

You are herewith requested to deliver the following information:

-	Address to which shares should be delivered, or

-	account and DTC participation information for DWAC.

AC Immune SA

Name:	Name:
Title:	Title:

Convertible Note July 2021 AC Immune SA – FCBP Affi GmbH